Exhibit 99.1

SailPoint Announces First Quarter 2020 Financial Results

•	First quarter 2020 total revenue of $75.4 million, up 25% year-over-year
•	First quarter 2020 subscription revenue of $43.9 million, up 38% year-over-year

AUSTIN, May 7, 2020 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced financial results for the first quarter ended March 31, 2020.

“We are collectively facing a particularly difficult time in the world as a result of the COVID-19 pandemic. Despite these challenges, SailPoint delivered solid Q1 results by meeting the needs of our customers and by exceeding our revenue expectations,” said Mark McClain, SailPoint CEO and Co-founder.

“As our customers have shifted to a virtual workforce, the value and scalability of our identity platform has become even more evident as enterprises strive for secure workforce continuity throughout this pandemic. While near-term results remain uncertain due to the pandemic, we believe that recent events have increased the importance of identity governance as a critical component of enterprises’ digital transformation efforts.”

Financial Highlights for First Quarter 2020:

•

Revenue: Total revenue was $75.4 million, a 25% increase over Q1 2019. Subscription revenue was $43.9 million, a 38% increase over Q1 2019. License revenue was $21.0 million, a 13% increase from Q1 2019. Services and other revenue was $10.6 million, a 5% increase over Q1 2019.

•	Operating Income (Loss): Loss from operations was $(5.3) million compared to $(6.7) million in Q1 2019. Non-GAAP income from operations was $4.4 million compared to $0.5 million in Q1 2019.

•

Net Income (Loss): Net loss was $(8.4) million, consistent with Q1 2019. Net loss available to common stockholders per diluted share was $(0.09) compared to $(0.10) in Q1 2019. Non-GAAP net income was $4.1 million compared to non-GAAP net loss of $(0.3) million in Q1 2019. Non-GAAP net income per diluted share was $0.04 compared to non-GAAP net loss per diluted share of $— in Q1 2019.

The tables included in this press release present a reconciliation of non-GAAP income from operations to GAAP loss from operations, non-GAAP net income (loss) to GAAP net loss and non-GAAP to GAAP weighted average outstanding common shares for the three months ended March 31, 2020 and 2019. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Financial Outlook:

“While we were pleased with our Q1 results and have experienced a strong start to the second quarter, the duration and economic impact of COVID-19 is still unknown and can potentially lead to a wide range of outcomes for us,” said Jason Ream, Chief Financial Officer. “Given the high level of macro uncertainty, we are not providing guidance for the second quarter and withdrawing our previously issued guidance for the full year. We will reassess this position after the second quarter.”

Conference Call and Webcast:

SailPoint will host a conference call today, May 7, 2020, at 5:00 p.m. Eastern Time to discuss its first quarter 2020 financial results. The dial-in number will be 877-407-0792 or 201-689-8263. Additionally, a live webcast of the conference call will be available on SailPoint’s website at https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on May 21, 2020. The replay dial-in number will be 844-512-2921 or 412-317-6671, using the replay pin number: 13701823. An archived webcast of the call will also be available at https://investors.sailpoint.com.

Non-GAAP Financial Measures:

In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain non-GAAP financial measures to clarify and enhance investors’ understanding of SailPoint’s past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint’s management believes the non-GAAP financial measures described below are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results and because they facilitate comparisons of SailPoint’s core operating results from period to period. In addition, SailPoint’s management uses non-GAAP income (loss) from operations for budgeting and planning purposes, including with respect to its corporate bonus plan.

Our non-GAAP financial measures are adjusted for the following factors:

Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, the use of assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.

Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over the useful life, which can be several years after the acquisition.

Amortization of debt discount and issuance costs. The expense for the amortization of debt discount and debt issuance costs, which relate to the Company’s credit agreement (which is undrawn) and the convertible senior notes issued in 2019, is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance from period to period.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income from operations. SailPoint believes that the use of non-GAAP income from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income from operations is calculated as loss from operations on a GAAP basis excluding (i) stock-based compensation expense and (ii) amortization of acquired intangibles.

Non-GAAP net income (loss) and non-GAAP net income (loss) available to common stockholders per basic and diluted share. SailPoint believes that the use of non-GAAP net income (loss) and non-GAAP net income (loss) available to common stockholders per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net loss on a GAAP basis (a) excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt discount and issuance costs and (b) adjusted for the effect of income taxes associated with such non-GAAP adjustments. SailPoint defines non-GAAP net income (loss) available to common stockholders per basic and diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares.

In previously reported non-GAAP net income (loss), GAAP income tax expense (benefit) was added back and cash paid (refunded) for income taxes was deducted from the GAAP net income (loss) to derive non-GAAP net income (loss). During the second quarter of 2019, we modified our methodology to reflect the income tax impact of non-GAAP income (loss) adjustments. Correspondingly, SailPoint revised the previously presented comparative periods to align with this revised methodology. SailPoint revised its presentation of non-GAAP net income (loss) to include the effect of income taxes associated with the non-GAAP adjustments, calculated using an estimated effective income tax rate that is commensurate with our non-GAAP pre-tax income (loss). The non-GAAP effective income tax rate is adjusted from the GAAP effective income tax rate to reflect the impact of non-GAAP income (loss) adjustments, which include stock-based compensation expense, amortization of acquired intangible assets and amortization of debt discount and issuance costs. Due to the differences described, the non-GAAP estimated income taxes may differ from GAAP estimated income taxes and actual tax liabilities. Estimated income taxes and tax liabilities reflect currently available information, as well as other factors and assumptions, including current operating structure, existing tax positions in various jurisdictions and key tax legislation in jurisdictions where SailPoint currently operates. Non-GAAP estimated income taxes may change for a variety of reasons, including global tax environment, significant changes to geographic earnings mix, acquisitions, or other changes to SailPoint’s strategy or business operations. SailPoint re-evaluates its non-GAAP estimated income taxes at least annually, or more frequently if significant events occur, which may materially impact our non-GAAP income tax calculation.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, business outlook, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: the effect of the novel coronavirus disease (COVID-19) global pandemic and its aftermath, as well as governmental, business and other actions in response, on the global economy and on our business; our ability to achieve and sustain profitability; our ability to sustain historical growth rates; our ability to attract and retain customers and to deepen our relationships with existing customers; an increased focus in our business from selling licenses to selling subscriptions; breaches in our security, cyber-attacks or other cyber-risks; interruptions with the delivery of our SaaS solutions or third-party cloud-based systems that we use in our operations; our ability to compete successfully against current and future competitors; the length and unpredictable nature of our sales cycle; delayed effects on our operating results from ratably recognizing some of our revenue; fluctuations in our quarterly results; our ability to maintain successful relationships with our channel partners; the increasing complexity of our operations; real or perceived errors, failures or disruptions in our platform or solutions; our ability to adapt and respond to rapidly changing technology, industry standards, regulations or customer needs, requirements or preferences; our ability to achieve and maintain an effective system of disclosure controls and internal control over financial reporting; our ability to comply with our privacy policy or related legal or regulatory requirements; our ability to accurately forecast our estimated annual effective tax rate for financial accounting purposes; our ability to successfully identify, acquire and integrate companies and assets; our ability to maintain high-quality customer satisfaction; and our ability to maintain and enhance our brand or reputation as an industry leader. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint

SailPoint, the leader in identity management, delivers an innovative approach to securing access across the enterprise with the SailPoint Predictive IdentityTM platform. With SailPoint, enterprises can ensure that everyone and everything has the exact access they need, exactly when they need it, intuitively and automatically. Powered by patented Artificial Intelligence (AI) and Machine Learning (ML) technologies, the SailPoint Predictive IdentityTM platform is designed to securely accelerate the business while delivering adaptive security, continuous compliance and improved business efficiency. As an identity pioneer and market leader serving some of the world’s most prominent global companies, SailPoint consistently pushes the industry to rethink identity to the benefit of their customers’ dynamic business needs.

Stay up-to-date on SailPoint by following us on Twitter and LinkedIn and by subscribing to the SailPoint blog.

Investor Relations

Brian Denyeau

ICR for SailPoint

investor@sailpoint.com

512-664-8916

Media Relations

Jessica Sutera

Jessica.Sutera@sailpoint.com

978-278-5411

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	March 31, 2020	March 31, 2019
	(In thousands, except per share data)
Revenue
Licenses	$21,004	$18,669
Subscription	43,881	31,835
Services and other	10,557	10,079
Total revenue	75,442	60,583
Cost of revenue
Licenses (1)	1,080	1,059
Subscription (1) (2)	8,476	5,813
Services and other (2)	9,006	7,997
Total cost of revenue	18,562	14,869
Gross profit	56,880	45,714
Operating expenses
Research and development (1) (2)	15,808	12,772
General and administrative (2)	9,514	9,137
Sales and marketing (1) (2)	36,860	30,488
Total operating expenses	62,182	52,397
Loss from operations	(5,302)	(6,683)
Other expense, net:
Interest income	1,272	46
Interest expense	(4,532)	(35)
Other, net	(324)	(417)
Total other expense, net	(3,584)	(406)
Loss before income taxes	(8,886)	(7,089)
Income tax (expense) benefit	469	(1,301)
Net loss	$(8,417)	$(8,390)
Net loss available to common stockholders	$(8,417)	$(8,390)
Net loss per share
Basic	$(0.09)	$(0.10)
Diluted	$(0.09)	$(0.10)
Weighted average shares outstanding
Basic	89,862	88,295
Diluted	89,862	88,295

(1)	Includes amortization of acquired intangibles as follows:
	Three Months Ended
	March 31, 2020	March 31, 2019
	(In thousands)
Cost of revenue - license	$1,008	$1,008
Cost of revenue - subscription	910	96
Research and development	191	159
Sales and marketing	1,068	1,068
Total amortization of acquired intangibles	$3,177	$2,331

(2)	Includes stock-based compensation expense and the related employer payroll tax expense as follows:
	Three Months Ended
	March 31, 2020	March 31, 2019
	(In thousands)
Cost of revenue – subscription	$423	$282
Cost of revenue – services and other	484	379
Research and development	1,578	969
General and administrative	1,069	1,404
Sales and marketing	3,014	1,836
Total stock-based compensation expense	$6,568	$4,870

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of
	March 31, 2020	December 31, 2019
	(In thousands, except per share data)
Assets
Current assets
Cash and cash equivalents	$461,191	$443,795
Restricted cash	6,321	6,325
Accounts receivable, net of allowance	74,658	106,428
Prepayments and other current assets	26,246	27,870
Total current assets	568,416	584,418
Property and equipment, net	19,998	21,300
Right-of-use assets, net	30,224	31,104
Other non-current assets, net of allowance	30,371	30,554
Goodwill	241,121	241,051
Intangible assets, net	78,404	81,651
Total assets	$968,534	$990,078
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,508	$3,224
Accrued expenses and other liabilities	25,629	40,214
Income taxes payable	1,120	1,994
Deferred revenue	120,782	127,132
Total current liabilities	150,039	172,564
Deferred tax liability - non-current	8,787	8,900
Convertible senior notes, net	313,377	309,051
Long-term operating lease liabilities	36,929	38,035
Other long-term liabilities	2,500	2,500
Deferred revenue - non-current	24,198	24,901
Total liabilities	535,830	555,951
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	9	9
Preferred stock, $0.0001 par value	—	—
Additional paid in capital	449,760	442,407
Accumulated deficit	(17,065)	(8,289)
Total stockholders' equity	432,704	434,127
Total liabilities and stockholders’ equity	$968,534	$990,078

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 31, 2020	March 31, 2019
	(In thousands)
Operating activities
Net loss	$(8,417)	$(8,390)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	4,586	3,303
Amortization of debt discount and issuance costs	4,367	10
Amortization of contract acquisition costs	3,004	2,166
Loss (gain) on disposal of fixed assets	124	(3)
Credit loss expense	127	—
Stock-based compensation expense	6,191	4,639
Operating leases, net	(71)	251
Deferred taxes	(113)	—
Net changes in operating assets and liabilities
Accounts receivable	31,284	30,313
Prepayments and other current assets	(1,380)	(3,007)
Other non-current assets	142	(1,296)
Accounts payable	(716)	(1,241)
Accrued expenses and other liabilities	(14,742)	(6,482)
Income taxes	(874)	1,120
Deferred revenue	(7,053)	(4,155)
Net cash provided by operating activities	16,459	17,228
Investing activities
Purchase of property and equipment	(239)	(2,306)
Proceeds from sale of property and equipment	10	11
Net cash used in investing activities	(229)	(2,295)
Financing activities
Payment of debt issuance costs	—	(829)
Taxes associated with net issuances of shares upon vesting of restricted stock units	(155)	—
Exercise of stock options	1,317	1,172
Net cash provided by financing activities	1,162	343
Net increase in cash, cash equivalents and restricted cash	17,392	15,276
Cash, cash equivalents and restricted cash, beginning of period	450,120	77,236
Cash, cash equivalents and restricted cash, end of period	$467,512	$92,512

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS

	Three Months Ended
	March 31, 2020	March 31, 2019
	(In thousands)
Loss from operations on a GAAP basis	$(5,302)	$(6,683)
Add back:
Stock-based compensation expense (1)	6,568	4,870
Amortization of acquired intangibles	3,177	2,331
Non-GAAP income from operations	$4,443	$518
(1)	Stock-based compensation expense includes employer related payroll tax expense.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)

	Three Months Ended
	March 31, 2020	March 31, 2019 (1)
	(In thousands, except per share data)
Net loss on a GAAP basis	$(8,417)	$(8,390)
Add back:
Stock-based compensation expense (2)	6,568	4,870
Amortization of acquired intangibles	3,177	2,331
Amortization of debt discount and issuance costs (3)	4,367	10
Effect of income taxes associated with the above adjustments (4)	(1,623)	835
Non-GAAP net income (loss)	$4,072	$(344)
Non-GAAP net income (loss) per common share
Basic	$0.05	$—
Diluted	$0.04	$—
Non-GAAP weighted average outstanding common shares
Basic	89,862	88,295
Diluted	91,317	88,295

(1)

Beginning Q2 2019, we modified our methodology to reflect the income tax impact of non-GAAP income adjustments. Comparative historical period amounts have been revised to conform to the current period methodology. For more information regarding the calculation revision, see the section under the heading “Non-GAAP Financial Measures.”

(2)	Stock-based compensation expense includes employer related payroll tax expense.
(3)

Amortization of debt discount and issuance costs includes approximately $4.0 million of debt discount and $0.3 million of issuance costs related to the convertible senior notes for the three months ended March 31, 2020.

(4)

The GAAP effective tax rates were 5.3% and (18.4)% for the three months ended March 31, 2020 and 2019, respectively, compared to non-GAAP effective tax rate for the three months ended March 31, 2020 and 2019 of 22.1% and 431.9%, respectively.

RECONCILIATION OF NON-GAAP WEIGHTED AVERAGE OUTSTANDING COMMON SHARES

	Three Months Ended
	March 31, 2020	March 31, 2019
	(In thousands)
Weighted average outstanding shares used to compute net loss per share available to common stockholders, basic and diluted, on a GAAP basis
Basic	89,862	88,295
Diluted	89,862	88,295
Non-GAAP weighted average outstanding common shares
Basic	89,862	88,295
Effect of potentially dilutive securities	1,455	—
Diluted	91,317	88,295